Exhibit 99.2

INDEPENDENCE REALTY TRUST

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION

Q3 2022

Cyan Mallard Creek
Charlotte, NC

NYSE: IRT
WWW.IRTLIVING.COM

Independence Realty Trust
September 30, 2022
Company Information:
Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily communities, across non-gateway U.S. markets including Atlanta, GA, Dallas, TX, Denver, CO, Columbus, OH, Indianapolis, IN, Oklahoma City, OK, Raleigh-Durham, NC, Houston, TX, Nashville, TN, and Memphis, TN. IRT’s investment strategy is focused on gaining scale near major employment centers within key amenity rich submarkets that offer good school districts and high-quality retail. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website www.irtliving.com.

Corporate Headquarters	1835 Market Street, Suite 2601
Philadelphia, PA 19103
267.270.4800

Trading Symbol	NYSE: “IRT”

Investor Relations Contact	Edelman Financial Communications & Capital Markets
Ted McHugh and Lauren Torres
917-365-7979
IRT@edelman.com

Forward-Looking Statements

This supplemental package contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. These forward-looking statements include, without limitation, our expectations with respect to our operating performance and financial results, including our 2022 earnings guidance, timing and amount of future dividends, timing and terms of property acquisitions, dispositions, joint venture investments, developments and redevelopments and other capital expenditures, timing and terms of capital raising and other financing activity, lease pricing, revenue and expense growth, occupancy levels, supply levels, job growth, interest rates and other economic expectations, and anticipated benefits of our recently completed merger (the “STAR Merger”) with Steadfast Apartment REIT, Inc. (“STAR”), including as to the amount of synergies from the STAR Merger. Such forward-looking statements involve risks, uncertainties, estimates and assumptions and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and not within our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Risks and uncertainties that might cause our future actual results and/or future dividends to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: (i) risks related to the impact of COVID-19 and other potential outbreaks of infectious diseases on our financial condition, results of operations, cash flows and the impact of such risks on the financial condition of our residents and their ability to pay rent; (ii) the nature and duration of measures taken by federal, state and local government authorities to combat the spread of disease; (iii) changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could limit our ability to lease units or increase rents or that could lead to declines in occupancy and rent levels; (iv) uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; (v) increased costs on account of inflation; (vi) inability of tenants to meet their rent and other lease obligations and charge-offs in excess of our allowance for bad debt; (vii) legislative restrictions that may regulate rents or delay or limit collections of past due rents; (viii) risks endemic to real estate and the real estate industry generally; (ix) impairment charges; (x) the effects of natural and other disasters; (xi) delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives; (xii) failure to realize the cost savings, synergies and other benefits expected to result from the STAR Merger; (xiii) unexpected costs or delays in integration of the IRT and STAR businesses; (xiv) unknown or unexpected liabilities related to the STAR Merger; (xv) unexpected costs of REIT qualification compliance; (xvi) unexpected changes in our intention or ability to repay certain debt prior to maturity; (xvii) inability to sell certain assets within the time frames or at the pricing levels expected; (xviii) costs and disruptions as the result of a cybersecurity incident or other technology disruption; and (xix) share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2021, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law. In addition, the declaration of dividends on our common stock is subject to the discretion of our Board of Directors and depends upon a broad range of factors, including our results of operations, financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986, as amended, applicable legal requirements and such other factors as our Board of Directors may from time to time deem relevant.

Independence Realty Trust Announces Third Quarter 2022 Financial Results

PHILADELPHIA – (BUSINESS WIRE) – October 26, 2022 — Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT), a multifamily apartment REIT, today announced its third quarter 2022 financial results.
Third Quarter Highlights
•Net income available to common shares of $16.2 million for the quarter ended September 30, 2022 compared to $11.5 million for the quarter ended September 30, 2021.
•Earnings per diluted share of $0.07 for the quarter ended September 30, 2022 compared to $0.11 for the quarter ended September 30, 2021.
•Combined same-store portfolio net operating income (“NOI”) growth of 11.5% for the quarter ended September 30, 2022 compared to the quarter ended September 30, 2021.
•Core Funds from Operations (“CFFO”) of $64.3 million for the quarter ended September 30, 2022 compared to $22.7 million for the quarter ended September 30, 2021. CFFO per share was $0.28 for the third quarter of 2022, as compared to $0.21 for the third quarter of 2021.
•Adjusted EBITDA of $89.3 million for the quarter ended September 30, 2022 compared to $31.4 million for the quarter ended September 30, 2021.
•Value add program for the quarter ended September 30, 2022, has completed renovations at 457 units, achieving a weighted average return on investment during the quarter of 22.4%.
Included later in this press release are definitions of NOI, CFFO, Adjusted EBITDA and other Non-GAAP financial measures and reconciliations of such measures to their most comparable financial measures as calculated and presented in accordance with GAAP.
Management Commentary
“We delivered double-digit revenue and NOI growth in the third quarter, as our portfolio of assets in attractive markets continued to exhibit strong fundamentals,” said Scott Schaeffer, Chairman and CEO of IRT. “Our combined same-store portfolio NOI increased by 11.5%, led by blended lease over lease rental growth of 12.7%. We are seeing increasing occupancy levels at our non-value add communities in our fourth quarter-to-date and as a result of our positive year-to-date operating performance, are maintaining our full year NOI and increasing our Core FFO per share growth guidance. Looking into 2023, we continue to believe that IRT is well-positioned in the multifamily sector and will maintain a disciplined approach in growing our business while increasing shareholder value.”
Combined Same-Store Portfolio(1) Operating Results

	Third Quarter 2022 Compared to Third Quarter 2021	Nine Months Ended September 30, 2022 Compared to Nine Months Ended September 30, 2021
Rental and other property revenue(2)	10.6% increase	11.0% increase
Property operating expenses	9.1% increase	6.4% increase
Net operating income (“NOI”)(2)	11.5% increase	14.0% increase
Portfolio average occupancy	230 bps decrease to 94.2%	100 bps decrease to 95.0%
Portfolio average rental rate	13.3% increase to $1,479	11.9% increase to $1,421
NOI Margin	50 bps increase to 62.6%	160 bps increase to 62.5%
(1)Combined same-store portfolio includes 113 properties, which represent 33,804 units.
(2)Reflects upfront concessions recorded on a straight-line basis. With upfront concessions recorded on a cash basis, the change in rental and other property revenue would be 9.2% and 10.5%, for the three and nine months ended September 30, 2022, respectively, and the change in NOI would be 9.3% and 13.2% for the three and nine months ended September 30, 2022, respectively.

Operating Metrics
The table below summarizes operating metrics for the combined same-store portfolio for the applicable periods.

	3Q 2022	4Q 2022(3)
Combined Same-Store Portfolio(1)
Average Occupancy	94.2%	94.2%
Lease Over Lease Effective Rental Rate Growth:(2)
New Leases	14.1%	7.1%
Renewal Leases	11.9%	8.0%
Blended	12.7%	7.7%
Resident retention rate	56.6%	50.0%
Combined Same-Store Portfolio excluding Ongoing Value Add
Average Occupancy(4)	94.7%	95.0%
Lease Over Lease Effective Rental Rate Growth:(2)
New Leases	13.5%	5.8%
Renewal Leases	11.1%	7.2%
Blended	12.0%	6.7%
Resident retention rate	56.3%	51.2%
Value Add (21 properties with Ongoing Value Add)
Average Occupancy	92.2%	91.0%
Lease Over Lease Effective Rental Rate Growth:(2)
New Leases	16.7%	10.8%
Renewal Leases	14.1%	11.2%
Blended	15.0%	11.0%
Resident retention rate	57.8%	44.9%
(1)Combined same-store portfolio includes 113 properties, which represent 33,804 units.
(2)Lease-over-lease effective rent growth represents the change in effective monthly rent, as adjusted for concessions, for each unit that had a prior lease and current lease that are for a term of 9-13 months.
(3)4Q 2022 average occupancy and resident retention rates are as through October 24, 2022. 4Q 2022 new lease and renewal rates are for leases commencing during 4Q 2022 that were signed as of October 24, 2022.
(4)As of October 24, 2022, period end occupancy at the combined same-store portfolio excluding ongoing value add was 95.4%.
Value Add Program
We completed renovations on 457 units during the quarter ended September 30, 2022, achieving a return on investment of 22.4%, with an average cost per unit renovated of $14,022, and average rent increase per renovated unit of $262. For the nine months ended September 30, 2022, we have completed renovations on 795 units, achieving a return on investment of 27.1%, with an average cost per unit renovated of $13,145, and an average rent increase per renovated unit of $292. See the Value Add Summary page of our supplemental for additional information on our projects life to date as of September 30, 2022.
We announced that 10 additional properties have been added to our value add program with renovations expected to begin in Q4 2022. The ten properties are comprised of 3,350 units and we expect to achieve returns on investment at these properties consistent with prior value add projects.
Investment Activity
Held for Sale
As of September 30, 2022, in connection with our ongoing capital recycling program, we had two properties, Meadows Apartments in Louisville, KY and Sycamore Terrace in Terre Haute, IN, classified as held for sale. We expect both dispositions to close in the fourth quarter of 2022 for an aggregate sales price of $103 million. The proceeds from the dispositions will be used to reduce indebtedness incurred in connection with the acquisition of two properties, as discussed below.
Acquisitions and Joint Ventures
•The Enclave at Tranquility Lake in Tampa, FL: On September 13, 2022, we acquired a 348-unit multifamily apartment community for $98.0 million. This acquisition expanded our footprint in Tampa-St. Petersburg, Florida from 1,104 units to 1,452 units.
•Cyan Mallard Creek in Charlotte, NC: On August 16, 2022, we acquired a 234-unit multifamily apartment community for $80.0 million. This acquisition expanded our footprint in Charlotte, North Carolina from 480 units to 714 units.
•The Mustang Joint Venture Investment: On August 16, 2022, we entered into a joint venture for the development of The Mustang, a to-be-built 275-unit community in Dallas, Texas. The project is scheduled to be completed in Q3 2024. We have committed to invest an aggregate $25.6 million in this joint venture, of which $9.3 million was funded as of September 30, 2022.
Capital Expenditures
For the three months ended September 30, 2022, recurring capital expenditures for the total portfolio were $8.7 million, or $242 per unit. For the nine months ended September 30, 2022, recurring capital expenditures for the total portfolio were $19.7 million, or $556 per unit.
Capital Markets
At-the-Market Offering
On November 13, 2020 we entered into an equity distribution agreement pursuant to which we may from time to time offer and sell shares of our common stock having an aggregate offering price of up to $150 million (the “ATM Program”) in negotiated transactions or transactions that are deemed to be “at the market” offerings. Under the ATM Program, we may also enter into one or more forward sale transactions for the sale of shares of our common stock on a forward basis.
No forward sale transactions under the ATM Program were entered into during the three months ended September 30, 2022. On September 28, 2022, we physically settled in full 2,000,000 shares that were previously sold on a forward basis under the ATM Program. The forward shares were settled at the current weighted average sales price of $24.97 per share and IRT received proceeds, net of sales commissions of approximately $49.9 million.
Dividend Distribution
On September 12, 2022, our Board of Directors declared a quarterly cash dividend of $0.14 per share of our common stock, which was paid on October 21, 2022 to stockholders of record at the close of business on September 30, 2022.

2022 EPS and CFFO Guidance
We increased our EPS and CFFO per share and maintained our same-store NOI targets. Earnings per diluted share is projected to be in the range of $0.49 to $0.50. A reconciliation of IRT's projected net income allocable to common shares to its projected CFFO per share is included below. See the schedules and definitions at the end of this release for further information regarding how IRT calculates CFFO and for management’s definition and rationale for the usefulness of CFFO.

	Previous Guidance		Current Guidance		Change at Midpoint
2022 Full Year EPS and CFFO Guidance (1)(2)	Low	High	Low	High
Earnings per share	$0.48	$0.50	$0.49	$0.50	$0.005
Adjustments:
Depreciation and amortization (3)	1.09	1.09	1.09	1.09	—
Gain on sale of real estate assets (4)	(0.51)	(0.51)	(0.51)	(0.51)	—
Core FFO per share	$1.06	$1.08	$1.07	$1.08	$0.005
(1)This guidance, including the underlying assumptions presented in the table below, constitutes forward-looking information. Actual full year 2022 EPS and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements” below. Our guidance is based on the key guidance assumptions detailed below.
(2)Per share guidance is based on 228.0 million weighted average shares and units outstanding.
(3)Depreciation and amortization includes $53.3 million ($0.23 per share) of amortization related to STAR in-place lease intangibles that are a result of GAAP purchase accounting. These intangibles were fully amortized as of September 30, 2022.
(4)Gains on sale of real estate assets include the four asset sales that occurred during the first quarter of 2022 and the two properties identified as held for sale as of September 30, 2022.
2022 Guidance Assumptions
Our key guidance assumptions for 2022 are enumerated below. See definitions at the end of this release for further information regarding our same-store definitions.

Combined Same-Store Portfolio	Previous 2022 Outlook	Current 2022 Outlook (1)	Change at Midpoint
Number of properties/units	113 properties / 33,804 units	113 properties / 33,804 units	—
Property revenue growth	10.7% to 11.1%	10.6% to 10.8%	(0.2)%
Controllable operating expense growth	4.2% to 5.2%	3.8% to 4.3%	(0.6)%
Real estate tax and insurance expense growth	8.6% to 9.2%	7.8% to 8.4%	(0.8)%
Total operating expense growth	5.9% to 6.7%	5.3% to 5.8%	(0.8)%
Property NOI growth	13.25% to 14.25%	13.25% to 14.25%	—%

Corporate Expenses
General and administrative & Property management expenses	$50.0 to $51.0 million	$50.0 to $51.0 million	$—
Interest expense (2)	$98.0 to $100.0 million	$98.0 to $99.0 million	$(0.5) million

Transaction/Investment Volume (3)
Acquisition volume	$25 to $250 million	$203 million	$65.5 million
Disposition volume	$157 to $400 million	$157 to $260 million	$(70) million

Capital Expenditures
Recurring	$18.5 to $21.5 million	$21.0 to $23.0 million	$2.0 million
Value add & non-recurring	$42.5 to $47.5 million	$40.0 to $43.0 million	$(3.5) million
Development	$65.0 to $75.0 million	$65.0 to $75.0 million	—
(1)This guidance, including the underlying assumptions, constitutes forward-looking information. Actual results could vary significantly from the projections presented. See “Forward-Looking Statements” below.

(2)Interest expense includes amortization of deferred financing costs but excludes loan premium accretion, net. As a result of purchase accounting, we recorded a $72.1 million loan premium, net, related to STAR debt. This loan premium will be accreted into and reduce GAAP interest expense over the remaining term of the associated debt. However, loan premium accretion will be excluded from CFFO.
(3)We continue to evaluate our portfolio for capital recycling opportunities so actual acquisitions and dispositions could vary significantly from our projections. We undertake no duty to update these assumptions. See “Forward-Looking Statements” below.
Selected Financial Information
See the schedules at the end of this earnings release for selected financial information for IRT.
Non-GAAP Financial Measures and Definitions
We disclose the following non-GAAP financial measures in this earnings release: FFO, CFFO, NOI and Adjusted EBITDA. Included at the end of this release are definitions of these non-GAAP financial measures and a reconciliation of our reported net income to our FFO and CFFO, a reconciliation of our same-store NOI to our reported net income, a reconciliation of our Adjusted EBITDA to net income, and management’s rationales for the usefulness of each of these and other non-GAAP financial measures used in this release.
Conference Call
All interested parties can listen to the live conference call webcast at 9:00 AM ET on Thursday, October 27, 2022 from the investor relations section of the IRT website at www.irtliving.com or by dialing 1.844.200.6205, access code 647671. For those who are not available to listen to the live call, the replay will be available shortly following the live call from the investor relations section of IRT’s website until the next earnings release. A playback of the conference call can also be accessed telephonically until Thursday, November 3, 2022 by dialing 1.866.813.9403, access code 833708.
Supplemental Information
We produce supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same-store information and other useful information for investors. The supplemental information is available via our website, www.irtliving.com, through the "Investor Relations" section.
About Independence Realty Trust, Inc.
Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily communities, across non-gateway U.S. markets including Atlanta, GA, Dallas, TX, Denver, CO, Columbus, OH, Indianapolis, IN, Oklahoma City, OK, Raleigh-Durham, NC, Houston, TX, Nashville, TN, and Memphis, TN. IRT’s investment strategy is focused on gaining scale near major employment centers within key amenity rich submarkets that offer good school districts and high-quality retail. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website www.irtliving.com.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. These forward-looking statements include, without limitation, our expectations with respect to our operating performance and financial results, including our 2022 earnings guidance, timing and amount of future dividends, timing and terms of property acquisitions, dispositions, joint venture investments, developments and redevelopments and other capital expenditures, timing and terms of capital raising and other financing activity, lease pricing, revenue and expense growth, occupancy levels, supply levels, job growth, interest rates and other economic expectations, and anticipated benefits of our recently completed merger (the “STAR Merger”) with Steadfast Apartment REIT, Inc. (“STAR”), including as to the amount of synergies from the STAR Merger. Such forward-looking statements involve risks, uncertainties, estimates and assumptions and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and not within our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Risks and uncertainties that might cause our future actual results and/or future dividends to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: (i) risks related to the impact of COVID-19 and other potential outbreaks of infectious diseases on our financial condition, results of operations, cash flows and the impact of such risks on the financial condition of our residents and their ability to pay rent; (ii) the nature and duration of measures taken by federal, state and local government authorities to combat the spread of disease; (iii) changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could limit our ability to lease units or increase rents or that could lead to declines in occupancy and rent levels; (iv) uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; (v) increased costs on account of inflation; (vi) inability of tenants to meet their rent and other lease obligations and charge-offs in excess of our allowance for bad debt; (vii) legislative restrictions that may regulate rents or delay or limit collections of past due rents; (viii) risks endemic to real estate and the real estate industry generally; (ix) impairment charges; (x) the effects of natural and other disasters; (xi) delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives; (xii) failure to realize the cost savings, synergies and other benefits expected to result from the STAR Merger; (xiii) unexpected costs or delays in integration of the IRT and STAR businesses; (xiv) unknown or unexpected liabilities related to the STAR Merger; (xv) unexpected costs of REIT qualification compliance; (xvi) unexpected changes in our intention or ability to repay certain debt prior to maturity; (xvii) inability to sell certain assets within the time frames or at the pricing levels expected; (xviii) costs and disruptions as the result of a cybersecurity incident or other technology disruption; and (xix) share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2021, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law. In addition, the declaration of dividends on our common stock is subject to the discretion of our Board of Directors and depends upon a broad range of factors, including our results of operations, financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986, as amended, applicable legal requirements and such other factors as our Board of Directors may from time to time deem relevant.

FINANCIAL & OPERATING HIGHLIGHTS
Dollars in thousands, except per share data

	For the Three Months Ended
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
Selected Financial Information:
Operating Statistics:
Net income (loss) available to common shares	$16,223	$(7,205)	$74,600	$28,615	$11,502
Earnings (loss) per share -- diluted	$0.07	$(0.03)	$0.34	$0.23	$0.11
Rental and other property revenue	$160,300	$154,643	$149,977	$76,803	$60,592
Property operating expenses	$59,967	$58,976	$55,883	$26,952	$23,164
NOI	$100,333	$95,667	$94,094	$49,851	$37,428

NOI margin	62.6%	61.9%	62.7%	64.9%	61.8%

Adjusted EBITDA	$89,264	$83,228	$81,375	$42,301	$31,432
CORE FFO per share	$0.28	$0.26	$0.25	$0.24	$0.21
Dividends per share	$0.14	$0.14	$0.12	$0.12	$0.12

CORE FFO payout ratio	50.0%	53.8%	48.0%	50.0%	57.1%

Portfolio Data:
Total gross assets	$7,097,280	$6,801,034	$6,731,377	$6,785,648	$2,114,743
Total number of operating properties	122	120	119	123	57
Total units	36,176	35,594	35,498	36,831	16,109

Period end occupancy	94.6%	95.7%	95.4%	95.6%	96.0%
Total portfolio average occupancy	94.2%	95.5%	95.2%	96.0%	96.1%

Total portfolio average effective monthly rent, per unit	$1,484	$1,414	$1,374	$1,329	$1,212

Combined same-store portfolio period end occupancy (a)	94.6%	95.4%	95.5%	95.7%	96.2%
Combined same-store portfolio average occupancy (a)	94.2%	95.5%	95.4%	96.0%	96.5%

Combined same-store portfolio average effective monthly rent, per unit (a)	$1,479	$1,412	$1,373	$1,346	$1,305
Capitalization:
Total debt (b)	$2,713,625	$2,552,936	$2,542,088	$2,705,336	$996,270
Common share price, period end	$16.73	$20.73	$26.44	$25.83	$20.35
Market equity capitalization	$3,850,365	$4,729,580	$6,031,873	$5,882,410	$2,150,162
Total market capitalization	$6,563,990	$7,282,516	$8,573,961	$8,587,746	$3,146,432

Total debt/total gross assets	38.2%	37.5%	37.8%	39.9%	47.1%
Net debt to Adjusted EBITDA (pro forma) (c)	7.2x	7.4x	7.6x	7.7x	8.2x
Interest coverage	4.0x	4.0x	4.0x	3.9x	3.6x

Common shares and OP Units:
Shares outstanding	224,056,179	222,060,280	221,163,391	220,753,735	105,106,714
OP units outstanding	6,091,171	6,091,171	6,970,993	6,981,841	552,360
Common shares and OP units outstanding	230,147,350	228,151,451	228,134,384	227,735,577	105,659,074
Weighted average common shares and OP units	228,051,780	227,964,753	227,778,484	127,046,225	107,094,044
(a)Combined same-store portfolio consists of 113 properties, which represent 33,804 units.
(b)Includes indebtedness associated with real estate held for sale.
(c)Reflects pro forma net debt to Adjusted EBITDA for each period presented, which includes adjustments for the timing of acquisitions, the full quarter effect of current value add initiatives, the completion of capital recycling activities including paydown of associated indebtedness, and the normalization of items impacting quarterly EBITDA. Actual net debt to Adjusted EBITDA multiples for the five quarters ended September 30, 2022 were 7.4x, 7.4x, 7.5x, 15.4x, and 8.0x, respectively.

BALANCE SHEETS
Dollars in thousands, except per share data

	As of
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
Assets:
Real estate held for investment, at cost	$6,634,087	$6,428,482	$6,382,324	$6,462,355	$1,904,760
Less: accumulated depreciation	(379,171)	(329,903)	(283,666)	(243,475)	(223,244)
Real estate held for investment, net	6,254,916	6,098,579	6,098,658	6,218,880	1,681,516
Real estate held for sale	82,178	81,818	80,992	61,560	120,409
Real estate under development	86,763	61,777	48,959	41,777	—
Cash and cash equivalents	23,753	11,378	23,971	35,972	8,720
Restricted cash	35,829	31,017	26,789	29,699	6,138
Investment in unconsolidated real estate entities	70,608	54,178	43,541	24,999	13,561
Other assets	34,480	26,707	27,281	38,052	15,053
Derivative assets	43,967	21,162	12,944	2,488	1,168
Intangible assets, net	1,039	18	24,187	53,269	346
Total assets	$6,633,533	$6,386,634	$6,387,322	$6,506,696	$1,846,911
Liabilities and Equity:
Indebtedness, net	$2,667,183	$2,506,375	$2,495,410	$2,705,336	$996,270
Indebtedness associated with real estate held for sale, net	46,442	46,561	46,678	—	22,459
Accounts payable and accrued expenses	126,310	98,173	81,498	106,332	39,593
Accrued interest payable	11,019	6,891	6,955	7,175	1,708
Dividends payable	32,188	31,907	27,345	16,792	12,648
Derivative liabilities	—	—	128	11,896	17,492
Other liabilities	13,816	15,077	15,921	17,089	6,756
Total liabilities	2,896,958	2,704,984	2,673,935	2,864,620	1,096,926
Equity:
Shareholders' Equity:
Preferred shares, $0.01 par value per share	—	—	—	—	—
Common shares, $0.01 par value per share	2,241	2,221	2,212	2,208	1,051
Additional paid in capital	3,749,550	3,698,763	3,678,478	3,678,903	965,018
Accumulated other comprehensive income (loss)	37,569	18,430	9,958	(11,940)	(19,507)
Retained earnings (deficit)	(194,014)	(178,902)	(140,643)	(188,410)	(200,429)
Total shareholders' equity	3,595,346	3,540,512	3,550,005	3,480,761	746,133
Noncontrolling Interests	141,229	141,138	163,382	161,315	3,852
Total equity	3,736,575	3,681,650	3,713,387	3,642,076	749,985
Total liabilities and equity	$6,633,533	$6,386,634	$6,387,322	$6,506,696	$1,846,911

STATEMENTS OF OPERATIONS, FFO & CORE FFO
TRAILING FIVE QUARTERS
Dollars in thousands, except per share data

	For the Three Months Ended
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
Revenue:
Rental and other property revenue	$160,300	$154,643	$149,977	$76,803	$60,592
Other revenue	300	120	385	113	188
Total revenue	160,600	154,763	150,362	76,916	60,780
Expenses:
Property operating expenses	59,967	58,976	55,883	26,952	23,164
Property management expenses	5,744	6,139	5,556	3,221	2,199
General and administrative expenses(a)	5,625	6,968	7,928	4,442	3,985
Depreciation and amortization expense	49,722	72,793	78,174	26,210	17,384
Casualty (gains) losses, net	(191)	(5,592)	(1,393)	—	—
Total expenses	120,867	139,284	146,148	60,825	46,732
Interest expense	(22,093)	(20,994)	(20,531)	(10,757)	(8,700)
Gain on sale of real estate assets, net	—	—	94,712	76,179	11,492
Loss on extinguishment of debt	—	—	—	(10,261)	—
Other income (expense)	765	294	443	—	—
Loss from investments in unconsolidated real estate entities	(1,477)	(871)	(63)	—	—
Merger and integration costs	(275)	(1,307)	(1,895)	(41,787)	(5,276)
Net income (loss)	$16,653	$(7,399)	$76,880	$29,465	$11,564
(Income) loss allocated to noncontrolling interests	(430)	194	(2,280)	(850)	(62)
Net income (loss) available to common shares	$16,223	$(7,205)	$74,600	$28,615	$11,502
EPS - basic	$0.07	$(0.03)	$0.34	$0.23	$0.11
Weighted-average shares outstanding - Basic	221,960,609	221,164,284	220,798,692	125,375,694	104,918,674
EPS - diluted	$0.07	$(0.03)	$0.34	$0.23	$0.11
Weighted-average shares outstanding - Diluted	222,867,546	221,164,284	222,045,286	126,675,551	107,668,675
Funds From Operations (FFO):
Net income (loss)	$16,653	$(7,399)	$76,880	$29,465	$11,564
Add-Back (Deduct):
Real estate depreciation and amortization	49,347	72,298	77,943	26,068	17,263
Real estate depreciation and amortization from investments in unconsolidated real estate entities	1,388	515	—	—	—
Gain on sale of real estate assets, net, excluding debt extinguishment costs	—	—	(94,712)	(78,490)	(11,788)
FFO	$67,388	$65,414	$60,111	$(22,957)	$17,039
FFO per share	$0.30	$0.29	$0.26	$(0.18)	$0.16
CORE Funds From Operations (CFFO):
FFO	$67,388	$65,414	$60,111	$(22,957)	$17,039
Add-Back (Deduct):
Other depreciation and amortization	375	495	231	142	121
Casualty (gains) losses, net	(191)	(5,592)	(1,393)	—	—
Loan (premium accretion) discount amortization, net	(2,750)	(2,741)	(2,754)	(501)	—
Prepayment penalties on asset dispositions	—	—	—	2,312	295
Loss on extinguishment of debt	—	—	—	10,261	—
Other (income) expense	(765)	(294)	(380)	—	—
Merger and integration costs	275	1,307	1,895	41,787	5,276
CFFO	$64,332	$58,589	$57,710	$31,044	$22,731
CFFO per share	$0.28	$0.26	$0.25	$0.24	$0.21
Weighted-average shares and units outstanding	228,051,780	227,966,261	227,778,484	127,046,225	107,094,044
(a)Included in the three months ended March 31, 2022 is $2.4 million of stock compensation expense recorded with respect to stock awards granted during the respective period to retirement eligible employees.

STATEMENTS OF OPERATIONS, FFO & CORE FFO
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022 and 2021
Dollars in thousands, except per share data

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Rental and other property revenue	$160,300	$60,592	$464,921	$172,689
Other revenue	300	188	805	647
Total revenue	160,600	60,780	465,726	173,336
Expenses:
Property operating expenses	59,967	23,164	174,825	66,300
Property management expenses	5,744	2,199	17,440	6,318
General and administrative expenses	5,625	3,985	20,521	14,168
Depreciation and amortization expense	49,722	17,384	200,688	50,699
Casualty (gains) losses, net	(191)	—	(7,176)	359
Total expenses	120,867	46,732	406,298	137,844
Interest expense	(22,093)	(8,700)	(63,618)	(25,644)
Gain on sale of real estate assets, net	—	11,492	94,712	11,492
Other income (expense)	765	—	1,501	—
Loss from investments in unconsolidated real estate entities	(1,477)	—	(2,411)	—
Merger and integration costs	(275)	(5,276)	(3,477)	(5,276)
Net income (loss)	16,653	11,564	86,135	16,064
(Income) loss allocated to noncontrolling interests	(430)	(62)	(2,517)	(90)
Net income (loss) available to common shares	$16,223	$11,502	$83,618	$15,974
EPS - basic	$0.07	$0.11	$0.38	$0.16
Weighted-average shares outstanding - Basic	221,960,609	104,918,674	221,312,261	102,882,723
EPS - diluted	$0.07	$0.11	$0.38	$0.15
Weighted-average shares outstanding - Diluted	222,867,546	107,668,675	222,359,585	104,062,661
Funds From Operations (FFO):
Net income (loss)	$16,653	$11,564	$86,135	$16,064
Add-Back (Deduct):
Real estate depreciation and amortization	49,347	17,263	199,588	50,418
Real estate depreciation and amortization from investments in unconsolidated real estate entities	1,388	—	1,904	—
Gain on sale of real estate assets, net, excluding debt extinguishment costs	—	(11,788)	(94,712)	(11,788)
FFO	$67,388	$17,039	$192,915	$54,694
FFO per share	$0.30	$0.16	$0.85	$0.53
CORE Funds From Operations (CFFO):
FFO	$67,388	$17,039	$192,915	$54,694
Add-Back (Deduct):
Other depreciation and amortization	375	121	1,100	281
Casualty (gains) losses, net	(191)	—	(7,176)	359
Loan (premium accretion) discount amortization, net	(2,750)	—	(8,245)	—
Prepayment penalties on asset dispositions	—	295	—	295
Other (income) expense	(765)	—	(1,438)	—
Merger and integration costs	275	5,276	3,477	5,276
CFFO	$64,332	$22,731	$180,633	$60,905
CFFO per share	$0.28	$0.21	$0.79	$0.59
Weighted-average shares and units outstanding	228,051,780	107,094,044	227,933,320	103,511,115

ADJUSTED EBITDA RECONCILIATION AND COVERAGE RATIO
Dollars in thousands

	Three Months Ended
ADJUSTED EBITDA:	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
Net income (loss)	$16,653	$(7,399)	$76,880	$29,465	$11,564
Add-Back (Deduct):
Interest expense	22,093	20,994	20,531	10,757	8,700
Depreciation and amortization	49,722	72,793	78,174	26,210	17,384
Casualty (gains) losses, net	(191)	(5,592)	(1,393)	—	—
Gain on sale of real estate assets, net	—	—	(94,712)	(76,179)	(11,492)
Loss on extinguishment of debt	—	—	—	10,261	—
Merger and integration costs	275	1,307	1,895	41,787	5,276
Loss from investments in unconsolidated real estate entities	1,477	1,125	—	—	—
Other (income) expense	(765)	—	—	—	—
Adjusted EBITDA	$89,264	$83,228	$81,375	$42,301	$31,432

INTEREST COST:
Interest expense	$22,093	$20,994	$20,531	$10,757	$8,700

INTEREST COVERAGE:	4.0x	4.0x	4.0x	3.9x	3.6x

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
ADJUSTED EBITDA:	2022	2021	2022	2021
Net income (loss)	$16,653	$11,564	$86,135	$16,064
Add-Back (Deduct):
Interest expense	22,093	8,700	63,618	25,644
Depreciation and amortization	49,722	17,384	200,688	50,699
Casualty (gains) losses, net	(191)	—	(7,176)	359
Gain on sale of real estate assets, net	—	(11,492)	(94,712)	(11,492)
Merger and integration costs	275	5,276	3,477	5,276
Loss from investments in unconsolidated real estate entities	1,477	—	2,602	—
Other (income) expense	(765)	—	(1,501)	—
Adjusted EBITDA	$89,264	$31,432	$253,131	$86,550

INTEREST COST:
Interest expense	$22,093	$8,700	$63,618	$25,644

INTEREST COVERAGE:	4.0x	3.6x	4.0x	3.4x

COMBINED SAME-STORE PORTFOLIO NET OPERATING INCOME
TRAILING FIVE QUARTERS
Dollars in thousands, except per unit data

	For the Three-Months Ended
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
Revenue:
Rental and other property revenue	$151,030	$146,556	$141,706	$138,712	$136,563
Property Operating Expenses:
Real estate taxes	18,399	19,351	18,726	16,488	16,143
Property insurance	3,523	3,002	2,784	3,027	3,170
Personnel expenses (a)	11,921	12,248	12,052	12,233	12,064
Utilities	8,007	7,078	7,308	7,069	7,244
Repairs and maintenance	6,037	6,031	4,209	5,282	5,399
Contract services	5,317	5,126	4,722	4,787	4,915
Advertising expenses	1,459	1,223	1,180	1,323	1,334
Other expenses	1,801	1,762	1,556	1,489	1,488
Total property operating expenses	56,464	55,821	52,537	51,698	51,757
Combined same-store portfolio NOI (b)	$94,566	$90,735	$89,169	$87,014	$84,806

Combined same-store portfolio NOI margin	62.6%	61.9%	62.9%	62.7%	62.1%
Average occupancy	94.2%	95.5%	95.4%	96.0%	96.5%

Average effective monthly rent, per unit	$1,479	$1,412	$1,373	$1,346	$1,305
Reconciliation of combined same-store portfolio NOI to net income (loss):
Combined same-store portfolio NOI	$94,566	$90,735	$89,169	$87,014	$84,806
Combined non same-store portfolio NOI	5,767	4,932	4,925	7,923	7,054
Pre-Merger STAR Portfolio NOI	—	—	—	(45,086)	(54,432)
Other revenue	300	120	385	113	188
Property management expenses	(5,744)	(6,139)	(5,556)	(3,221)	(2,199)
General and administrative expenses	(5,625)	(6,968)	(7,928)	(4,442)	(3,985)
Depreciation and amortization expense	(49,722)	(72,793)	(78,174)	(26,210)	(17,384)
Casualty gains (losses), net	191	5,592	1,393	—	—
Interest expense	(22,093)	(20,994)	(20,531)	(10,757)	(8,700)
Gain on sale of real estate assets, net	—	—	94,712	76,179	11,492
Loss on extinguishment of debt	—	—	—	(10,261)	—
Other income (expense)	765	294	443	—	—
Loss from investments in unconsolidated real estate entities	(1,477)	(871)	(63)	—	—
Merger and integration costs	(275)	(1,307)	(1,895)	(41,787)	(5,276)
Net income (loss)	$16,653	$(7,399)	$76,880	$29,465	$11,564
(a)Included in the three months ended September 30, 2022 is a refund of previously paid employer payroll taxes of $0.7 million from a portion of an employee retention credit received.
(b)Combined same-store portfolio consists of 113 properties, which represent 33,804 units.

COMBINED SAME-STORE PORTFOLIO NET OPERATING INCOME
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022 and 2021
Dollars in thousands, except per unit data

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2022	2021	% change	2022	2021	% change
Revenue:
Rental and other property revenue	$151,030	$136,563	10.6%	$439,292	$395,774	11.0%
Property Operating Expenses:
Real estate taxes	18,399	16,143	14.0%	56,476	53,192	6.2%
Property insurance	3,523	3,170	11.1%	9,310	8,542	9.0%
Personnel expenses (a)	11,921	12,064	(1.2)%	36,221	35,282	2.7%
Utilities	8,007	7,244	10.5%	22,393	21,170	5.8%
Repairs and maintenance	6,037	5,399	11.8%	16,278	14,223	14.4%
Contract services	5,317	4,915	8.2%	15,165	14,006	8.3%
Advertising expenses	1,459	1,334	9.4%	3,861	3,900	(1.0)%
Other expenses	1,801	1,488	21.0%	5,118	4,591	11.5%
Total property operating expenses	56,464	51,757	9.1%	164,822	154,906	6.4%
Combined same-store portfolio NOI (b)	$94,566	$84,806	11.5%	$274,470	$240,868	14.0%

Combined same-store portfolio NOI margin	62.6%	62.1%	0.5%	62.5%	60.9%	1.6%
Average occupancy	94.2%	96.5%	(2.3)%	95.0%	96.0%	(1.0)%

Average effective monthly rent, per unit	$1,479	$1,305	13.3%	$1,421	$1,270	11.9%
Reconciliation of combined same-store portfolio NOI to net income (loss):
Combined same-store portfolio NOI	$94,566	$84,806		$274,470	$240,868
Combined non same-store portfolio NOI	5,767	7,054		15,626	17,038
Pre-Merger STAR Portfolio NOI	—	(54,432)		—	(151,517)
Other revenue	300	188		805	647
Property management expenses	(5,744)	(2,199)		(17,440)	(6,318)
General and administrative expenses	(5,625)	(3,985)		(20,521)	(14,168)
Depreciation and amortization expense	(49,722)	(17,384)		(200,688)	(50,699)
Casualty gains (losses), net	191	—		7,176	(359)
Interest expense	(22,093)	(8,700)		(63,618)	(25,644)
Gain on sale of real estate assets, net	—	11,492		94,712	11,492
Other income (expense)	765	—		1,501	—
Loss from investments in unconsolidated real estate entities	(1,477)	—		(2,411)	—
Merger and integration costs	(275)	(5,276)		(3,477)	(5,276)
Net income (loss)	$16,653	$11,564		$86,135	$16,064
(a)Included in the three and nine months ended September 30, 2022 is a refund of previously paid employer payroll taxes of $0.7 million from a portion of an employee retention credit received.
(b)Combined same-store portfolio consists of 113 properties, which represent 33,804 units.

NET OPERATING INCOME BRIDGE
TRAILING FIVE QUARTERS
Dollars in thousands

	For the Three Months Ended
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
Rental and other property revenue
Combined same-store portfolio (a)	$151,030	$146,556	$141,706	$138,712	$136,563
Combined non same-store portfolio	9,270	8,087	8,271	12,546	12,517
Total rental and other property revenue	160,300	154,643	149,977	151,258	149,080
Property operating expenses
Combined same-store portfolio (a)	56,464	55,821	52,537	51,698	51,757
Combined non same-store portfolio	3,503	3,155	3,346	4,623	5,463
Total property operating expenses	59,967	58,976	55,883	56,321	57,220
NOI
Combined same-store portfolio (a)	94,566	90,735	89,169	87,014	84,806
Combined non same-store portfolio	5,767	4,932	4,925	7,923	7,054
Total property NOI	$100,333	$95,667	$94,094	$94,937	$91,860
Reconciliation of NOI to net income (loss)
Total property NOI	$100,333	$95,667	$94,094	$94,937	$91,860
Pre-Merger STAR Portfolio NOI	—	—	—	(45,086)	(54,432)
Other revenue	300	120	385	113	188
Property management expenses	(5,744)	(6,139)	(5,556)	(3,221)	(2,199)
General and administrative expenses	(5,625)	(6,968)	(7,928)	(4,442)	(3,985)
Depreciation and amortization expense	(49,722)	(72,793)	(78,174)	(26,210)	(17,384)
Casualty gains (losses), net	191	5,592	1,393	—	—
Interest expense	(22,093)	(20,994)	(20,531)	(10,757)	(8,700)
Gain on sale of real estate assets, net	—	—	94,712	76,179	11,492
Loss on extinguishment of debt	—	—	—	(10,261)	—
Other income (expense), net	765	294	443	—	—
Loss from unconsolidated real estate entities	(1,477)	(871)	(63)	—	—
Merger and integration costs	(275)	(1,307)	(1,895)	(41,787)	(5,276)
Net income (loss)	$16,653	$(7,399)	$76,880	$29,465	$11,564
(a)Combined same-store portfolio consists of 113 properties, which represent 33,804 units.

COMBINED SAME-STORE PORTFOLIO NET OPERATING INCOME BY MARKET
THREE MONTHS ENDED SEPTEMBER 30, 2022
Dollars in thousands, except rent per unit

			Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Market	Number of Properties	Units	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change
Atlanta, GA	13	5,180	$23,680	$21,591	9.7%	$9,123	$7,535	21.1%	$14,558	$14,056	3.6%	93.5%	97.0%	(3.6)%	$1,579	$1,373	15.0%
Dallas, TX	13	3,685	19,091	17,132	11.4%	7,879	7,454	5.7%	11,212	9,678	15.8%	94.7%	97.1%	(2.4)%	1,713	1,507	13.6%
Denver, CO	9	2,292	11,677	10,651	9.6%	3,737	3,592	4.0%	7,940	7,060	12.5%	95.0%	96.5%	(1.6)%	1,655	1,510	9.6%
Columbus, OH	10	2,510	10,056	9,215	9.1%	3,759	2,959	27.1%	6,297	6,256	0.6%	93.8%	96.1%	(2.3)%	1,324	1,186	11.6%
Indianapolis, IN	8	2,256	8,810	7,864	12.0%	3,522	3,159	11.5%	5,288	4,705	12.4%	94.5%	96.8%	(2.3)%	1,274	1,124	13.3%
Raleigh - Durham, NC	6	1,690	7,461	6,693	11.5%	2,433	2,200	10.6%	5,028	4,493	11.9%	94.1%	95.7%	(1.6)%	1,462	1,266	15.4%
Oklahoma City, OK	8	2,147	7,613	6,892	10.5%	2,658	2,621	1.4%	4,955	4,271	16.0%	94.6%	96.6%	(2.0)%	1,131	1,002	12.8%
Houston, TX	7	1,932	8,098	7,643	6.0%	3,721	3,614	2.9%	4,378	4,028	8.7%	93.9%	97.3%	(3.4)%	1,410	1,283	9.9%
Memphis, TN	4	1,383	6,193	5,485	12.9%	2,115	1,949	8.5%	4,077	3,536	15.3%	92.0%	95.4%	(3.4)%	1,520	1,296	17.3%
Nashville, TN	3	1,236	5,772	5,269	9.5%	1,934	2,122	(8.9)%	3,838	3,147	22.0%	94.5%	97.3%	(2.9)%	1,548	1,364	13.5%
Tampa-St. Petersburg, FL	4	1,104	5,703	4,727	20.6%	2,070	1,825	13.4%	3,633	2,902	25.2%	94.1%	95.7%	(1.6)%	1,719	1,409	22.0%
Birmingham, AL	2	1,074	4,619	4,466	3.4%	1,720	1,515	13.6%	2,899	2,951	(1.8)%	93.1%	95.4%	(2.3)%	1,441	1,338	7.7%
Louisville, KY	4	1,150	4,419	4,023	9.9%	1,884	1,834	2.7%	2,536	2,189	15.8%	93.2%	94.0%	(0.8)%	1,225	1,111	10.2%
Lexington, KY	3	886	3,555	3,215	10.6%	1,192	1,156	3.1%	2,363	2,060	14.8%	96.4%	97.7%	(1.3)%	1,242	1,109	12.0%
Huntsville, AL	2	599	2,679	2,505	7.0%	799	719	11.2%	1,880	1,786	5.2%	94.3%	97.6%	(3.3)%	1,464	1,346	8.8%
Myrtle Beach, SC - Wilmington, NC	3	628	2,632	2,222	18.4%	756	727	4.0%	1,876	1,495	25.5%	93.9%	95.8%	(1.9)%	1,380	1,138	21.3%
Cincinnati, OH	2	542	2,593	2,251	15.2%	886	934	(5.2)%	1,708	1,317	29.7%	96.1%	97.0%	(0.9)%	1,495	1,331	12.3%
Greenville, SC	1	702	2,528	2,313	9.3%	928	918	1.1%	1,601	1,395	14.7%	94.6%	95.5%	(0.9)%	1,213	1,075	12.8%
Charleston, SC	2	518	2,513	2,263	11.0%	1,142	998	14.4%	1,370	1,265	8.3%	93.9%	96.4%	(2.4)%	1,572	1,367	15.0%
Chicago, IL	1	374	1,931	1,817	6.3%	705	716	(1.5)%	1,226	1,101	11.3%	94.1%	96.1%	(2.0)%	1,727	1,591	8.5%
San Antonio, TX	1	306	1,460	1,308	11.6%	556	602	(7.6)%	904	706	28.0%	97.1%	98.2%	(1.1)%	1,495	1,351	10.6%
Charlotte, NC	1	208	1,231	1,056	16.5%	343	325	5.5%	888	731	21.4%	95.6%	96.0%	(0.4)%	1,834	1,561	17.5%
Orlando, FL	1	297	1,468	1,335	10.0%	610	553	10.2%	859	782	9.8%	91.4%	96.5%	(5.1)%	1,713	1,482	15.6%
Asheville, NC	1	252	1,097	943	16.2%	323	292	10.6%	773	651	18.8%	95.9%	97.9%	(2.1)%	1,423	1,205	18.2%
Norfolk, VA	1	183	1,018	942	8.0%	342	301	13.4%	676	640	5.5%	96.2%	98.3%	(2.1)%	1,840	1,635	12.5%
Fort Wayne, IN	1	222	967	847	14.2%	322	270	19.0%	646	577	11.9%	95.8%	97.3%	(1.5)%	1,392	1,226	13.5%
Austin, TX	1	256	1,311	1,149	14.1%	667	532	25.3%	644	617	4.5%	93.6%	94.2%	(0.6)%	1,690	1,452	16.4%
Chattanooga, TN	1	192	853	746	14.3%	340	336	1.2%	514	411	25.0%	96.0%	98.1%	(2.1)%	1,412	1,227	15.0%
Total / Weighted Average	113	33,804	$151,030	$136,563	10.6%	$56,464	$51,757	9.1%	$94,566	$84,806	11.5%	94.2%	96.5%	(2.3)%	$1,479	$1,305	13.3%

COMBINED SAME-STORE PORTFOLIO NET OPERATING INCOME BY MARKET
NINE MONTHS ENDED SEPTEMBER 30, 2022
Dollars in thousands, except rent per unit

			Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Market	Number of Properties	Units	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change
Atlanta, GA	13	5,180	$69,153	$62,409	10.8%	$25,501	$22,328	14.2%	$43,652	$40,082	8.9%	94.2%	96.5%	(2.3)%	$1,515	$1,328	14.1%
Dallas, TX	13	3,685	55,708	50,214	10.9%	24,074	23,018	4.6%	31,634	27,196	16.3%	95.6%	96.2%	(0.6)%	1,651	1,489	10.8%
Denver, CO	9	2,292	33,729	30,570	10.3%	10,566	10,402	1.6%	23,163	20,169	14.8%	95.4%	95.7%	(0.3)%	1,601	1,465	9.3%
Columbus, OH	10	2,510	29,368	26,451	11.0%	11,275	10,606	6.3%	18,093	15,845	14.2%	95.0%	95.4%	(0.4)%	1,273	1,156	10.1%
Indianapolis, IN	8	2,256	25,557	22,880	11.7%	10,230	9,453	8.2%	15,328	13,427	14.2%	95.0%	96.6%	(1.7)%	1,227	1,089	12.7%
Oklahoma City, OK	8	2,147	22,067	19,933	10.7%	7,623	7,494	1.7%	14,444	12,439	16.1%	95.5%	96.4%	(0.9)%	1,087	974	11.7%
Raleigh - Durham, NC	6	1,690	21,412	19,450	10.1%	7,271	6,529	11.4%	14,141	12,921	9.4%	95.1%	95.8%	(0.7)%	1,383	1,227	12.7%
Houston, TX	7	1,932	24,054	22,729	5.8%	11,424	11,050	3.4%	12,630	11,679	8.1%	94.5%	96.4%	(1.9)%	1,374	1,280	7.3%
Memphis, TN	4	1,383	17,646	15,920	10.8%	6,019	5,552	8.4%	11,627	10,367	12.1%	93.5%	96.3%	(2.9)%	1,442	1,247	15.6%
Nashville, TN	3	1,236	16,914	15,233	11.0%	5,770	5,835	(1.1)%	11,144	9,398	18.6%	95.5%	96.3%	(0.8)%	1,488	1,325	12.4%
Tampa-St. Petersburg, FL	4	1,104	16,192	13,623	18.9%	6,119	5,459	12.1%	10,074	8,165	23.4%	94.4%	94.8%	(0.4)%	1,621	1,358	19.4%
Birmingham, AL	2	1,074	13,911	12,835	8.4%	5,268	4,823	9.2%	8,642	8,013	7.9%	94.3%	94.9%	(0.6)%	1,410	1,296	8.8%
Louisville, KY	4	1,150	13,025	11,689	11.4%	5,479	5,202	5.3%	7,546	6,487	16.3%	94.3%	93.3%	1.0%	1,185	1,081	9.6%
Lexington, KY	3	886	10,381	9,143	13.5%	3,443	3,321	3.7%	6,938	5,823	19.2%	96.3%	96.8%	(0.5)%	1,201	1,062	13.1%
Huntsville, AL	2	599	7,847	7,372	6.4%	2,303	1,934	19.0%	5,544	5,438	2.0%	95.7%	97.7%	(2.0)%	1,425	1,307	9.0%
Cincinnati, OH	2	542	7,568	6,431	17.7%	2,444	2,507	(2.5)%	5,124	3,924	30.6%	96.6%	96.1%	0.5%	1,450	1,290	12.5%
Myrtle Beach, SC - Wilmington, NC	3	628	7,344	6,364	15.4%	2,259	2,097	7.7%	5,085	4,267	19.2%	95.6%	95.3%	0.3%	1,270	1,096	16.0%
Greenville, SC	1	702	7,276	6,574	10.7%	2,693	2,715	(0.8)%	4,583	3,858	18.8%	94.9%	94.4%	0.6%	1,168	1,045	11.8%
Charleston, SC	2	518	7,181	6,586	9.0%	2,815	2,892	(2.7)%	4,366	3,694	18.2%	95.7%	95.8%	(0.1)%	1,486	1,338	11.0%
Chicago, IL	1	374	5,773	5,200	11.0%	2,157	2,079	3.7%	3,616	3,121	15.9%	95.2%	95.1%	0.1%	1,683	1,551	8.5%
San Antonio, TX	1	306	4,334	3,728	16.3%	1,815	1,841	(1.4)%	2,519	1,887	33.5%	96.5%	94.8%	1.6%	1,472	1,315	12.0%
Orlando, FL	1	297	4,254	4,000	6.4%	1,760	1,645	7.0%	2,494	2,355	5.9%	94.5%	96.6%	(2.1)%	1,617	1,457	11.0%
Charlotte, NC	1	208	3,468	3,081	12.5%	1,086	990	9.7%	2,382	2,092	13.9%	95.9%	95.7%	0.2%	1,722	1,529	12.7%
Asheville, NC	1	252	3,083	2,738	12.6%	883	845	4.5%	2,200	1,894	16.2%	96.7%	97.9%	(1.2)%	1,338	1,170	14.4%
Austin, TX	1	256	3,849	3,326	15.7%	1,740	1,628	6.9%	2,109	1,698	24.2%	95.6%	93.7%	1.9%	1,620	1,439	12.5%
Norfolk, VA	1	183	2,893	2,703	7.0%	918	874	4.9%	1,976	1,829	8.1%	95.4%	97.8%	(2.4)%	1,782	1,578	12.9%
Fort Wayne, IN	1	222	2,823	2,445	15.5%	928	801	15.7%	1,896	1,643	15.4%	95.4%	97.4%	(2.0)%	1,351	1,186	13.9%
Chattanooga, TN	1	192	2,482	2,144	15.8%	961	986	(2.6)%	1,521	1,157	31.4%	96.6%	97.8%	(1.2)%	1,367	1,176	16.3%
Total / Weighted Average	113	33,804	$439,292	$395,774	11.0%	$164,822	$154,906	6.4%	$274,470	$240,868	14.0%	95.0%	96.0%	(1.0)%	$1,421	$1,270	11.9%

TOTAL PORTFOLIO NOI EXPOSURE BY MARKET
Dollars in thousands, except rent per unit

					For the Three Months Ended September 30, 2022
Market	Number of Properties	Units	Gross Real Estate Assets	Period End Occupancy	Average Effective Monthly Rent per Unit	NOI	% of NOI
Atlanta, GA	13	5,180	$1,057,156	93.1%	$1,578	$14,556	14.5%
Dallas, TX	14	4,007	846,383	95.6%	1,722	12,329	12.3%
Denver, CO (1)	9	2,292	603,321	95.8%	1,655	7,940	7.9%
Columbus, OH	10	2,510	365,300	95.1%	1,323	6,297	6.3%
Indianapolis, IN	8	2,256	324,289	95.0%	1,274	5,288	5.3%
Raleigh - Durham, NC	6	1,690	254,799	94.6%	1,462	5,028	5.0%
Oklahoma City, OK	8	2,147	316,818	94.1%	1,126	4,955	4.9%
Nashville, TN	5	1,508	364,016	93.4%	1,565	4,800	4.8%
Houston, TX	7	1,932	321,804	94.9%	1,409	4,378	4.4%
Memphis, TN	4	1,383	158,953	93.4%	1,519	4,077	4.1%
Tampa-St. Petersburg, FL	5	1,452	289,386	94.7%	1,736	3,817	3.8%
Louisville, KY (2)	5	1,550	193,937	94.0%	1,181	3,309	3.3%
Birmingham, AL	2	1,074	231,907	90.8%	1,444	2,899	2.9%
Huntsville, AL	3	873	190,086	94.8%	1,493	2,775	2.8%
Lexington, KY	3	886	159,694	97.6%	1,242	2,363	2.4%
Charlotte, NC	3	714	189,159	95.4%	1,690	2,155	2.1%
Myrtle Beach, SC - Wilmington, NC	3	628	67,713	96.2%	1,380	1,876	1.9%
Cincinnati, OH	2	542	121,970	96.4%	1,542	1,708	1.7%
Greenville, SC	1	702	123,093	96.7%	1,213	1,601	1.6%
Charleston, SC	2	518	81,186	95.9%	1,573	1,370	1.4%
Chicago, IL	1	374	90,073	94.1%	1,727	1,226	1.2%
San Antonio, TX	1	306	57,017	98.7%	1,495	904	0.9%
Orlando, FL	1	297	50,213	94.3%	1,713	859	0.9%
Asheville, NC	1	252	29,243	95.2%	1,423	774	0.8%
Norfolk, VA	1	183	53,970	97.8%	1,840	676	0.7%
Fort Wayne, IN	1	222	44,098	94.1%	1,392	646	0.6%
Austin, TX	1	256	55,165	89.4%	1,690	644	0.6%
Terre Haute, IN (2)	1	250	46,030	93.2%	1,405	642	0.6%
Chattanooga, TN	1	192	36,915	95.8%	1,412	514	0.5%
Total / Weighted Average	122	36,176	$6,723,694	94.6%	$1,484	$100,406	100.0%
(1)Includes properties in our Fort Collins, CO and Colorado Springs, CO markets.
(2)Includes one property classified as held for sale.

VALUE ADD SUMMARY BY MARKET
PROJECT LIFE TO DATE AS OF SEPTEMBER 30, 2022

							Renovation Costs per Unit (b)
Market	Total Properties	Total Units To Be Renovated	Units Complete	Units Leased	Rent Premium (a)	% Rent Increase	Interior	Exterior	Total	ROI - Interior Costs(c)	ROI - Total Costs (d)
Ongoing
Tampa-St. Petersburg, FL	3	888	662	652	$274	24.1%	$13,810	$1,382	$15,192	25.4%	22.1%
Memphis, TN	2	862	621	610	248	24.8%	11,408	1,031	12,439	26.8%	22.9%
Columbus, OH	4	1,045	498	486	270	28.2%	11,431	711	12,141	29.1%	26.5%
Raleigh-Durham, NC	1	318	145	135	197	16.1%	14,674	1,046	15,720	18.1%	15.0%
Atlanta, GA	4	1,484	397	400	243	35.0%	9,043	667	9,710	34.9%	32.7%
Indianapolis, IN	1	236	51	44	266	24.1%	13,235	805	14,040	32.7%	22.8%
Oklahoma City, OK	2	541	70	74	157	11.7%	16,451	754	17,205	14.5%	11.1%
Dallas, TX	2	586	23	31	224	19.0%	13,578	1,129	14,707	24.9%	17.6%
Austin, TX	1	256	10	11	147	14.3%	12,332	1,148	13,480	12.2%	13.1%
Nashville, TN	1	724	24	17	219	17.4%	15,147	1,721	16,868	17.4%	15.6%
Total / Weighted Average	21	6,940	2,501	2,460	$253	25.2%	$12,056	$992	$13,048	25.5%	23.2%

Future (e)
Atlanta, GA	3	1,340	—	—	—	—	—	—	—	—	—
Dallas, TX	3	876	—	—	—	—	—	—	—	—	—
Tampa-St. Petersburg, FL	1	348	—	—	—	—	—	—	—	—	—
Oklahoma City, OK	2	546	—	—	—	—	—	—	—	—	—
Columbus, OH	1	240	—	—	—	—	—	—	—	—	—
Total / Weighted Average	10	3,350	—	—	—	—	—	—	—	—	—

Completed (f)
Raleigh-Durham, NC	1	328	325	309	$184	15.3%	$14,462	$2,108	$16,571	15.3%	13.3%
Louisville, KY	2	728	702	683	221	17.6%	15,013	2,257	17,269	17.6%	15.2%
Wilmington, NC	1	288	267	256	69	11.4%	7,295	56	7,351	11.3%	11.3%
Atlanta, GA	1	494	451	440	176	23.4%	9,030	1,773	10,804	23.0%	19.6%
Columbus, OH	1	264	241	234	103	15.7%	7,850	613	8,463	15.7%	14.6%
Memphis, TN	1	191	173	167	263	29.0%	10,910	561	11,470	29.2%	27.6%
Total / Weighted Average	7	2,293	2,159	2,089	$176	18.2%	$11,595	$1,530	$13,125	18.3%	16.1%

Grand Total/Weighted Average	38	12,583	4,660	4,549	$236	23.9%	$11,843	$1,241	$13,084	24.1%	21.6%

Sold/Held for Sale Properties (g)		1,212	807	783	$153	19.1%	$9,634	$2,145	$11,779	20.0%	15.6%
(a) The rent premium reflects the per unit per month difference between the rental rate on the renovated unit and the market rent for an unrenovated unit as of the date presented, as determined by management consistent with its customary rent-setting and evaluation procedures.
(b)Includes all costs to renovate the interior units and make certain exterior renovations, including clubhouses and amenities. Interior costs per unit are based on units leased. Exterior costs per unit are based on total units at the community. Excludes overhead costs to support and manage the value add program as those costs relate to the entire program and cannot be allocated to individual projects.
(c)Calculated using the rent premium per unit per month, multiplied by 12, divided by the interior renovation costs per unit.
(d)Calculated using the rent premium per unit per month, multiplied by 12, divided by the total renovation costs per unit.
(e)Renovation project start dates are scheduled in Q4 2022 through Q3 2023.
(f)We consider value add projects completed when over 85% of the property’s units to be renovated have been completed. We continue to renovate remaining unrenovated units as leases expire until we complete 100% of the property’s units.
(g)Includes Meadows that was classified as held for sale as of September 30, 2022 and Haverford, Crestmont and Creekside that were formerly a part of the value add program but were sold in February 2022 (with respect to Haverford) and December 2021 (with respect to Crestmont and Creekside).

INVESTMENT AND DEVELOPMENT ACTIVITY
Dollars in thousands with respect to Contract Price and Price per Unit

2022 ACQUISITIONS

Property	Market	Units	Acquisition Date	Purchase Price	Price per Unit	Average Rent Per Unit at Acquisition
Views of Music City (Phase I)	Nashville, TN	96	April 6, 2022	$25,440	$265	$1,483
Cyan Mallard Creek	Charlotte, NC	234	August 16, 2022	80,000	342	1,701
The Enclave at Tranquility Lake	Tampa, FL	348	September 13, 2022	98,000	282	1,714
Total		678		$203,440	$300	$1,677

2022 DISPOSITIONS

Property	Location	Units	Disposition Date	Sale Price	Price per Unit	Average Rent Per Unit at Disposition
Riverchase	Indianapolis, IN	216	January 18, 2022	$31,000	$144	$1,028
Heritage Park	Oklahoma City, OK	453	February 2, 2022	48,500	107	767
Raindance	Oklahoma City, OK	504	February 2, 2022	47,500	94	669
Haverford	Louisville, KY	160	February 2, 2022	31,050	194	1,146
Total		1,333		$158,050	$119	$818

ASSETS HELD FOR SALE AS OF SEPTEMBER 30, 2022

Property	Location	Units
Meadows Apartments	Louisville, KY	400
Sycamore Terrace	Terre Haute, IN	250
Total		650

REAL ESTATE UNDER DEVELOPMENT

				Projected			Development Costs
Property	Location	Planned Units	Start Date	Initial Occupancy Date	Completion Date	Stabilization Date	Total Estimated	Total through 9/30/22	Remaining
Destination at Arista	Denver, CO	325	3Q 2021	2Q 2023	4Q 2023	1Q 2025	$101,900	$66,367	$35,533
Flatirons Apartments	Denver, CO	296	4Q 2022	3Q 2024	3Q 2024	2Q 2026	120,561	20,396	100,165
Total		621					$222,461	$86,763	$135,698

INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES

Property	Location	Units	Estimated Delivery Date	Total Construction Budget	Total Project Debt	IRT Equity Interest in JV	Remaining Expected IRT Investment	Carrying Value of IRT’s Investment
Metropolis at Innsbrook	Richmond, VA	402	Q2 2023	$83,383	$64,000	84.8%	$—	$17,152
Views of Music City II / The Crockett (a)	Nashville, TN	408	Q4 2022 & Q4 2023	66,079	43,275	50.0%	—	11,198
Virtuoso (b)	Huntsville, AL	400	Q3 2022	127,500	86,381	90.0%	20,748	14,170
Lakeline Station	Austin, TX	378	Q2 2024	109,524	76,500	90.0%	11,107	18,810
The Mustang	Dallas, TX	275	Q3 2024	109,583	79,447	85.0%	16,367	9,278
Total		1,863		$496,069	$349,603		$48,222	$70,608
(a)Views of Music City Phase Two consists of 209 units with an estimated delivery date of Q4 2023. The Crockett, formerly known as the Jackson, consists of 199 units with an estimated delivery date of year-end 2022.
(b)Virtuoso consists of 178 Phase One units acquired by the joint venture on March 31, 2022. Additionally, 222 Phase Two units are estimated to be completed and acquired by the joint venture in the fourth quarter of 2022.

DEBT SUMMARY AS OF SEPTEMBER 30, 2022
Dollars in thousands

	Amount	Weighted Average Rate (d)	Type	Weighted Average Maturity (in years)
Debt:
Unsecured revolver (a)	$197,978	3.6%	Floating	3.3
Unsecured term loans (b)	600,000	3.4%	Floating	4.8
Secured credit facilities (c)	635,128	4.2%	Floating/Fixed	6.2
Mortgages	1,233,097	3.9%	Fixed	5.4
Total Principal	2,666,203	3.8%		5.3
Loan premiums (discounts), net	63,340
Unamortized deferred financing costs	(15,918)
Total Debt	2,713,625
Market Equity Capitalization, at period end	3,850,365
Total Capitalization	$6,563,990
(a)Unsecured revolver total capacity is $500,000, of which $197,978 was drawn as of September 30, 2022. The maturity date of borrowings under the unsecured revolver is January 31, 2026.
(b)Consists of a (i) $200,000 unsecured term loan with a maturity date of May 18, 2026 and a (ii) $400,000 unsecured term loan with a maturity date of January 28, 2028.
(c)Consists of a (i) $558,880 secured credit facility, three tranches of which, in an aggregate principal amount of $518,412, have a maturity date of August 1, 2028 and the fourth tranche of which, in the principal amount of $40,468, has a maturity date of March 1, 2030 and a (ii) $76,248 secured credit facility with a maturity date of July 1, 2030.
(d)Represents the weighted average of the contractual interest rates in effect as of quarter-end without regard to any interest rate swaps or collars. Our total weighted average effective interest rate during the quarter ended September 30, 2022, after giving effect to the impact of interest rate swaps and collars, and excluding the impact of loan premium amortization and discount accretion was 3.9%.
(e)As of September 30, 2022, we maintained the following hedges that have effectively fixed a portion of our floating rates debt.

Hedges:	Notional	Start	End	Swap Rate	Floor Rate	Cap Rate
Collar	$100,000	11/17/2017	11/17/2024	—	1.25%	2.00%
Collar	$150,000	10/17/2018	1/17/2024	—	2.25%	2.50%
Swap	$150,000	6/17/2021	6/17/2026	2.176%	—	—
Swap	$150,000	5/17/2022	5/17/2027	0.985%	—	—
Forward starting collar	$100,000	1/17/2024	1/17/2028	—	1.50%	2.50%
Forward starting collar	$100,000	11/17/2024	1/17/2028	—	1.50%	2.50%

DEBT COVENANT AND UNENCUMBERED ASSET STATS AS OF SEPTEMBER 30, 2022
Dollars in thousands

Debt Covenant Summary (a)

	Requirement	Actual	Compliance
Consolidated leverage ratio	≤ 60%	34.6%	Yes
Consolidated fixed charge coverage ratio	≥ 1.5x	3.2x	Yes
Unsecured leverage ratio	≤ 60%	25.6%	Yes
(a)For a complete listing of all debt covenants along with definitions of each covenant calculation see the Fourth Amended, Restated and Consolidated Credit Agreement, which is included as exhibit 10.1 of the Form 8-K filed on July 27, 2022.
Encumbered & Unencumbered Statistics

	Total Units	% of Total	Gross Assets	% of Total	Q3 2022 NOI	% of Total
Unencumbered assets	18,164	50.2%	$3,457,955	48.7%	$50,250	50.0%
Encumbered assets	18,012	49.8%	3,639,325	51.3%	50,156	50.0%
	36,176	100.0%	$7,097,280	100.0%	$100,406	100.0%

DEFINITIONS
Average Effective Monthly Rent per Unit
Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented. We believe average effective rent is a helpful measurement in evaluating average pricing. This metric, when presented, reflects the average effective rent per month.
Average Occupancy
Average occupancy represents the average occupied units for the reporting period divided by the average of total units available for rent for the reporting period.
EBITDA and Adjusted EBITDA
Each of EBITDA and Adjusted EBITDA is a non-GAAP financial measure. EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as asset sales, debt extinguishments and acquisition related debt extinguishment expenses, casualty (gains) losses, merger and integration costs, and income (loss) from investments in unconsolidated real estate entities. We consider each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. Our calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, our Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.
Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)
We believe that FFO and Core FFO (“CFFO”), each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and us in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles. While our calculation of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to FFO computations of such other REITs.
CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including depreciation and amortization of other items not included in FFO, and other non-cash or non-operating gains or losses related to items such as casualty (gains) losses, loan premium accretion and discount amortization, debt extinguishment costs, and merger and integration costs from the determination of FFO.
Our calculation of CFFO may differ from the methodology used for calculating CFFO by other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance, and believe they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash or non-recurring items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and our operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we believe that FFO and CFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Accordingly, FFO and CFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization and capital improvements. Neither FFO nor CFFO should be considered as an alternative to net income or any other

GAAP measurement as an indicator of our operating performance or as an alternative to cash flow from operating, investing, and financing activities as a measure of our liquidity.
Interest Coverage
Interest coverage is a ratio computed by dividing Adjusted EBITDA by interest expense.
Net Debt
Net debt, a non-GAAP financial measure, equals total consolidated debt less cash and cash equivalents and loan premiums and discounts. The following table provides a reconciliation of total consolidated debt to net debt (Dollars in thousands).
We present net debt and net debt to Adjusted EBITDA because management believes it is a useful measure of our credit position and progress toward reducing leverage. The calculation is limited because we may not always be able to use cash to repay debt on a dollar for dollar basis.

	As of
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
Total debt	$2,713,625	$2,552,936	$2,542,088	$2,705,336	$1,018,729
Less: cash and cash equivalents	(23,753)	(11,378)	(23,971)	(35,972)	(8,720)
Less: loan discounts and premiums, net	(63,340)	(66,091)	(68,832)	(71,586)	—
Total net debt	$2,626,532	$2,475,467	$2,449,285	$2,597,778	$1,010,009
Net Operating Income
We believe that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization, casualty related costs, property management expenses, general administrative expenses, interest expense, and net gains on sale of assets.
Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same-store and non same-store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.
Same-Store Properties and Same-Store Portfolio
We review our same-store portfolio at the beginning of each calendar year. Properties are added into the same-store portfolio if they were owned at the beginning of the previous year. Properties that are held-for-sale or have been sold are excluded from the same-store portfolio. Because our portfolio of properties changed significantly as a result of our STAR Merger, which closed on December 16, 2021, we may also present, as described below, information on the IRT Same-Store Portfolio, STAR Same-Store Portfolio and Combined Same-Store Portfolio.
IRT Same-Store Portfolio
IRT Same-Store Portfolio represents the 48 properties that IRT owned and consolidated as of January 1, 2021 and through September 30, 2022 (other than properties held for sale as of September 30, 2022).
STAR Same-Store Portfolio
STAR Same-Store Portfolio represents the 65 properties that STAR owned and consolidated as of January 1, 2021 and that, following the consummation of the Merger on December 16, 2021, continued to be owned and consolidated by IRT through September 30, 2022 (other than properties held for sale as of September 30, 2022).
Combined Same-Store Portfolio
Combined Same-Store Portfolio represents the combination of the IRT Same-Store Portfolio and the STAR Same-Store Portfolio considered as a single portfolio of 113 properties which represent 33,804 units.

Combined Non Same-Store Portfolio
Combined Non Same-Store Portfolio represents the combination of six IRT non same-store properties and three STAR non same-store properties considered as a single non same-store portfolio of nine properties which represent 2,372 units acquired after January 1, 2021 (includes two properties held for sale as of September 30, 2022).
Pre-Merger STAR Portfolio NOI
In order to reconcile Combined Same-Store Portfolio NOI to net income for periods prior to our December 16, 2021 merger with STAR, our reconciliation excludes NOI generated by the STAR Portfolio because IRT did not own these properties prior to December 16, 2021.
Total Gross Assets
Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets. The following table provides a reconciliation of total assets to total gross assets (dollars in thousands).

	As of
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
Total assets	$6,633,533	$6,386,634	$6,387,322	$6,506,696	$1,846,911
Plus: accumulated depreciation (a)	386,606	337,338	291,199	254,123	247,563
Plus: accumulated amortization	77,141	77,062	52,856	24,829	20,269
Total gross assets	$7,097,280	$6,801,034	$6,731,377	$6,785,648	$2,114,743
(a)Includes accumulated depreciation associated with real estate held for sale.

APPENDIX A
COMBINED SAME-STORE PORTFOLIO NET OPERATING INCOME
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022 and 2021
Dollars in thousands, except per unit data

	IRT Same-Store Portfolio (a)			STAR Same-Store Portfolio (b)			Combined Same-Store Portfolio(c)
	Q3 2022	Q3 2021	% Change	Q3 2022	Q3 2021	% Change	Q3 2022	Q3 2021	% Change
Revenue:
Rental and other property revenue	$56,947	50,881	11.9%	94,083	$85,682	9.8%	$151,030	$136,563	10.6%
Property Operating Expenses:
Real estate taxes	6,172	5,757	7.2%	12,227	10,386	17.7%	18,399	16,143	14.0%
Property insurance	1,334	1,127	18.4%	2,189	2,043	7.1%	3,523	3,170	11.1%
Personnel expenses	4,761	4,520	5.3%	7,160	7,544	(5.1)%	11,921	12,064	(1.2)%
Utilities	2,804	2,580	8.7%	5,203	4,664	11.6%	8,007	7,244	10.5%
Repairs and maintenance	2,062	2,117	(2.6)%	3,975	3,282	21.1%	6,037	5,399	11.8%
Contract services	1,995	1,888	5.7%	3,322	3,027	9.7%	5,317	4,915	8.2%
Advertising expenses	651	482	35.1%	808	852	(5.2)%	1,459	1,334	9.3%
Other expenses	748	516	45.0%	1,053	972	8.3%	1,801	1,488	21.0%
Total property operating expenses	20,527	18,986	8.1%	35,937	32,771	9.7%	56,464	51,757	9.1%
Same-store NOI (a)	$36,420	31,895	14.2%	58,146	$52,911	9.9%	$94,566	$84,806	11.5%

Same-store NOI margin	64.0%	62.7%	1.3%	61.8%	61.8%	0.1%	62.6%	62.1%	0.5%
Average occupancy	93.6%	96.1%	(2.6)%	94.6%	96.8%	(2.2)%	94.2%	96.5%	(2.3)%

Average effective monthly rent, per unit	$1,445	$1,251	15.5%	$1,500	$1,338	12.1%	$1,479	$1,305	13.3%

	IRT Same-Store Portfolio (a)			STAR Same-Store Portfolio (b)			Combined Same-Store Portfolio(c)
	YTD 2022	YTD 2021	% Change	YTD 2022	YTD 2021	% Change	YTD 2022	YTD 2021	% Change
Revenue:
Rental and other property revenue	$163,864	147,547	11.1%	275,428	$248,226	11.0%	$439,292	$395,774	11.0%
Property Operating Expenses:
Real estate taxes	18,615	18,087	2.9%	37,861	35,105	7.9%	56,476	53,193	6.2%
Property insurance	3,692	3,277	12.7%	5,618	5,265	6.7%	9,310	8,542	9.0%
Personnel expenses	14,178	12,829	10.5%	22,043	22,454	(1.8)%	36,221	35,282	2.7%
Utilities	8,053	7,348	9.6%	14,340	13,821	3.8%	22,393	21,170	5.8%
Repairs and maintenance	6,187	5,593	10.6%	10,091	8,630	16.9%	16,278	14,223	14.4%
Contract services	5,793	5,542	4.5%	9,372	8,464	10.7%	15,165	14,006	8.3%
Advertising expenses	1,646	1,436	14.6%	2,215	2,464	(10.1)%	3,861	3,900	(1.0)%
Other expenses	1,995	1,548	28.9%	3,123	3,042	2.7%	5,118	4,590	11.5%
Total property operating expenses	60,159	55,661	8.1%	104,663	99,245	5.5%	164,822	154,906	6.4%
Same-store NOI (a)	$103,705	91,887	12.9%	170,765	$148,981	14.6%	$274,470	$240,868	14.0%

Same-store NOI margin	63.3%	62.3%	1.0%	62.0%	60.0%	2.0%	62.5%	60.9%	1.6%
Average occupancy	94.8%	95.8%	(1.0)%	95.1%	96.1%	(1.0)%	95.0%	96.0%	(1.0)%

Average effective monthly rent, per unit	$1,372	$1,213	13.1%	$1,452	$1,306	11.2%	$1,421	$1,270	11.9%
(a)IRT Same-Store Portfolio consists of 48 properties, which represent 13,110 units.
(b)STAR Same-Store Portfolio consists of 65 properties, which represent 20,694 units.
(c)Combined Same-Store Portfolio consists of 113 properties, which represent 33,804 units.